Exhibit 99.1

News from Conduent

For Immediate Release	Conduent Incorporated 100 Campus Drive Florham Park, NJ. 07932 www.Conduent.com

Conduent Announces Fourth Quarter and Full-Year 2016 Results; Reaffirms Long-Term Outlook

Successfully Completed Spin-Off from Xerox; Listed as Independent Company on NYSE

•	Fourth quarter and full-year financial results represent operations while still part of Xerox Corporation

•	FY 2016 revenues of $6.408 billion, adjusted revenues of $6.491 billion; Q4 2016 revenues of $1.514 billion, adjusted revenues of $1.597 billion

•	FY 2016 Profit (Loss) Before Income Tax of ($1.227 billion), which includes $935 million goodwill impairment charge and $161 million NY MMIS charge. FY 2016 adjusted EBITDA of $635 million, adjusted EBITDA margin of 9.8%; Q4 2016 adjusted EBITDA of $172 million, adjusted EBITDA margin of 10.8%

•	FY 2016 GAAP EPS (Loss) of ($4.85), adjusted EPS of $1.06; Q4 2016 GAAP EPS (Loss) of ($4.69), adjusted EPS of $0.29

•	Long-term financial outlook remains unchanged from December 5, 2016 Investor Event

FLORHAM PARK, N.J., Feb. 22, 2017 – Conduent (NYSE: CNDT), a leading provider of diversified business process services, today announced fourth quarter and full-year 2016 financial results reflecting its last period as part of Xerox Corporation.

“In 2016, we were focused on executing a successful separation from Xerox to become a stand-alone public company,” said Ashok Vemuri, CEO of Conduent. “As we move into 2017, we are aligning our go-to-market and capital allocation strategies with the competitive requirements of our industry. Our near-term focus is on strengthening client relationships, completing the build-out of our management structure, and continuing the success of our strategic transformation program critical in reaching our margin expansion goals.”

Fourth Quarter 2016 Results

Fourth quarter 2016 GAAP revenues were $1.514 billion. Operating margin was (3.4) percent. The company reported a GAAP EPS (Loss) of ($4.69) which includes the impact from the goodwill impairment charge of $935 million, $828 million net of income tax ($4.08 per share), and the NY MMIS charge of $161 million, $98 million net of income tax ($0.48 per share).

Fourth quarter adjusted revenues were $1.597 billion. Adjusted operating margin was 6.8 percent. Adjusted EBITDA was $172 million, with an adjusted EBITDA margin of 10.8 percent. The company reported adjusted earnings per share of $0.29.

Conduent generated $146 million in cash flow from operations during the fourth quarter and ended 2016 with a cash balance of $390 million. Total debt was approximately $2.0 billion as of December 31. In early January, the company borrowed an additional $100 million on its Term Loan B.

Full-Year 2016 Results

Full-year 2016 GAAP revenues were $6.408 billion. Operating margin was 3.0 percent. The company reported a GAAP EPS (Loss) of ($4.85), which includes the impact from the goodwill impairment charge of $935 million, $828 million net of income tax ($4.08 per share), and the NY MMIS charge of $161 million, $98 million net of income tax ($0.48 per share).

Full-year adjusted revenues were $6.491 billion. Adjusted operating margin was 5.5 percent. Adjusted EBITDA was $635 million, with adjusted EBITDA margin of 9.8 percent. The company reported adjusted earnings per share of $1.06.

Conduent generated $108 million in cash flow from operations for the full-year 2016.

Financial and Strategic Outlook

Conduent’s long-term financial outlook remains unchanged from what was outlined at the December 2016 Investor Event, and the company is continuing to execute against its strategic transformation program.

“The strategic transformation continues to progress as expected. Our efforts extend throughout the organization and are focused on multiple aspects of the business, including modernizing platforms, refocusing our innovation group, and expanding verticalization in our core markets,” said Brian Webb Walsh, Conduent CFO. “These initiatives will strengthen our foundation for the future.”

Conference Call

Management will present the results during a conference call and webcast at 10 a.m. Eastern.

The call will be available by live audio webcast along with the news release and online presentation slides at https://investor.conduent.com/.

The conference call will also be available by calling 877-883-0383 (international dial-in 412-902-6506) at approximately 9:45 a.m. ET. The conference ID for this call is 6913733.

A recording of the conference call will be available by calling 877-344-7529, or 412-317-0088 after 1:30 p.m. ET on February 22, 2017. The replay ID is 10100028. For international calls, please select a dial-in number from: https://services.choruscall.com/ccforms/replay.html. The telephone recording will be available until 7:00 p.m. ET on March 15, 2017.

About Conduent

Conduent is a leading provider of diversified business process services with leading capabilities in transaction processing, automation, analytics and constituent experience. We work with both government and commercial customers in assisting them to deliver quality services to the people they serve.

We manage interactions with patients and the insured for a significant portion of the U.S. healthcare industry. We are the customer interface for large segments of the technology industry and the operational and processing partner of choice for public transportation systems around the world.

Whether it’s digital payments, claims processing, benefit administration, automated tolling, customer care or distributed learning – Conduent manages and modernizes these interactions to create value for both our clients and their constituents. Learn more at www.conduent.com.

Forward Looking Statements

This news release contains “forward-looking statements” that involve risks and uncertainties. These statements can be identified by the fact that they do not relate strictly to historical or current facts, but rather are based on current expectations, estimates, assumptions and projections about the business process outsourcing industry and our business and financial results. Forward-looking statements often include words such as “anticipates,” “estimates,” “expects,” “projects,” “intends,” “plans,” “believes” and words and terms of similar substance in connection with discussions of future operating or financial performance. As with any projection or forecast, forward-looking statements are inherently susceptible to uncertainty and changes in circumstances. Our actual results may vary materially from those expressed or implied in our forward-looking statements. Accordingly, undue reliance should not be placed on any forward-looking statement made by us or on our behalf. Important factors that could cause our actual results to differ materially from those in our forward-looking statements include:

•	government regulation, economic, strategic, political and social conditions and the following factors;

•	competitive pressures;

•	changes in interest in outsourced business process services;

•	our ability to obtain adequate pricing for our services and to improve our cost structure;

•	the effects of any acquisitions, joint ventures and divestitures by us;

•	our ability to attract and retain key employees;

•	our ability to attract and retain necessary technical personnel and qualified subcontractors and their ability to deliver or perform as expected;

•	termination right, audits and investigations associated with government contracts;

•	a decline in revenues from or a loss or failure of significant clients;

•	our ability to estimate the scope of work or the costs of performance in our contracts;

•	the failure to comply with laws relating to individually identifiable information and personal health information and laws relating to processing certain financial transactions, including payment card transactions and debit or credit card transactions;

•	our ability to deliver on our contractual obligations properly and on time;

•	our ability to renew commercial and government contracts awarded through competitive bidding processes;

•	increases in the cost of telephone and data services or significant interruptions in such services;

•	changes in tax and other laws and regulations;

•	changes in U.S. GAAP or other applicable accounting policies; and

other factors that are set forth in the “Risk Factors” section; the “Legal Proceedings” section, The “Management Discussion and Analysis of Financial Condition and Results of Operations” section and other sections of the Conduent Incorporated Form 10 Registration Statement, as well as in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

This list of important risk factors is not intended to be exhaustive. Conduent is under no obligation to, and expressly disclaims any obligation to, update any forward-looking statements as a result of new information or future events or developments, except as required by law.

We caution you that the foregoing list of important factors may not contain all of the material factors that are important to you. Any forward-looking statements made by us in this current report speak only as of the date on which they are made. We are under no obligation to, and expressly disclaim any obligation to, update or alter our forward-looking statements, whether as a result of new information, subsequent events or otherwise.

Non-GAAP Financial Measures

We have reported our financial results in accordance with U.S. generally accepted accounting principles (GAAP). In addition, we have discussed our financial results using the non-GAAP measures described below. We believe these non-GAAP measures allow investors to better understand the trends in our business and to better understand and compare our results. Accordingly, we believe it is necessary to adjust several reported amounts, determined in accordance with GAAP, to exclude the effects of certain items as well as their related tax effects. Management believes that these non-GAAP financial measures provide an additional means of analyzing the current periods’ results against the corresponding prior periods’ results. However, these non-GAAP financial measures should be viewed in addition to, and not as a substitute for, the Company’s reported results prepared in accordance with U.S. GAAP. Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable U.S. GAAP measures and should be read only in conjunction with our Consolidated Financial Statements prepared in accordance with U.S. GAAP. Our management regularly uses our supplemental non-GAAP financial measures internally to understand, manage and evaluate our business and make operating decisions. These non-GAAP measures are among the primary factors management uses in planning for and forecasting future periods. Compensation of our executives is based in part on the performance of our business based on these non-GAAP measures. Refer to the “Non-GAAP Financial Measures” section attached to this release for a discussion of these non-GAAP measures and their reconciliation to the reported GAAP measure.

# # #

Media Contacts:

Karen Cleeve, Conduent, +1-973-526-7156, karen.cleeve@conduent.com

Sean Collins, Conduent, +1-310-497-9205, sean.collins2@conduent.com

Investor Contact:

Alan Katz, Conduent, +1-973-526-7173, alan.katz@conduent.com

Xerox® and Xerox and Design® are trademarks of Xerox in the United States and/or other countries. Conduent is a trademark of Conduent Incorporated in the United States and/or other countries.

Conduent Incorporated

Condensed Consolidated Statements of Income (Unaudited)

	Three Months Ended			Year Ended
	December 31,			December 31,
(in millions, except per-share data)	2016	2015	% Change	2016	2015	% Change
Revenues
Outsourcing	$1,502	$1,717	(13)%	$6,358	$6,609	(4)%
Related party	12	13	(8)%	50	53	(6)%

Total Revenues	1,514	1,730	(12)%	6,408	6,662	(4)%

Costs and Expenses
Cost of outsourcing	1,383	1,432	(3)%	5,462	5,937	(8)%
Related party cost of services	8	11	(27)%	36	40	(10)%
Research and development	6	13	(54)%	31	52	(40)%
Selling, administrative and general	169	177	(5)%	686	699	(2)%
Restructuring and related costs	44	(1)	*	101	159	(36)%
Amortization of intangible assets	80	63	27%	280	250	12%
Goodwill impairment	935	—	*	935	—	*
Separation costs	10	—	*	44	—	*
Related party interest	(4)	11	(136)%	26	61	(57)%
Other expenses, net	24	16	50%	34	38	(11)%

Total Costs and Expenses	2,655	1,722	54%	7,635	7,236	6%

(Loss) Income Before Income Taxes(1)	(1,141)	8	*	(1,227)	(574)	114%
Income tax benefit	(190)	(1)	*	(244)	(238)	*

(Loss) Income from Continuing Operations	(951)	9	*	(983)	(336)	193%
Loss from discontinued operations, net of tax	—	(14)	(100)%	—	(78)	(100)%

Net Loss	$(951)	$(5)	*	$(983)	$(414)	137%

Basic (Loss) Earnings per Share:
Continuing operations	$(4.69)	$0.04	*	$(4.85)	$(1.65)	*
Discontinued operations	—	(0.07)	*	—	(0.39)	*

Total Basic Loss per Share	$(4.69)	$(0.03)	*	$(4.85)	$(2.04)	*

Diluted (Loss) Earnings per Share:
Continuing operations	$(4.69)	$0.04	*	$(4.85)	$(1.65)	*
Discontinued operations	—	(0.07)	*	—	(0.39)	*

Total Diluted (Loss) per Share	$(4.69)	$(0.03)	*	$(4.85)	$(2.04)	*

*	Percent change not meaningful.
(1)	Referred to as “Pre-Tax (Loss) Income” throughout the remainder of this document.

Conduent Incorporated

Condensed Consolidated Balance Sheets (Unaudited)

(in millions, except share data in thousands)	December 31, 2016	December 31, 2015
Assets
Cash and cash equivalents	$390	$140
Accounts receivable, net	1,286	1,246
Related party notes receivable	—	248
Other current assets	241	240

Total current assets	1,917	1,874
Land, buildings and equipment, net	283	280
Intangible assets, net	1,144	1,425
Goodwill	3,889	4,872
Other long-term assets	476	607

Total Assets	$7,709	$9,058

Liabilities and Equity
Short-term debt and current portion of long-term debt	$28	$24
Related party notes payable	—	1,132
Accounts payable	164	264
Accrued compensation and benefits costs	269	249
Unearned income	206	227
Net payable to former parent company	124	—
Other current liabilities	611	845

Total current liabilities	1,402	2,741
Long-term debt	1,913	37
Pension and other benefit liabilities	172	153
Deferred taxes	619	764
Other long-term liabilities	173	201

Total Liabilities	4,279	3,896

Series A Convertible Preferred Stock	142	—

Common stock	2	—
Additional paid-in capital	3,812	—
Former parent company investment	—	5,343
Accumulated other comprehensive loss	(526)	(181)

Total Equity	3,288	5,162
Total Liabilities and Equity	$7,709	$9,058

Shares of common stock issued and outstanding	202,875

Conduent Incorporated

Condensed Consolidated Statements of Cash Flows (Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
(in millions)	2016	2015	2016	2015
Cash Flows from Operating Activities:
Net loss	$(951)	$(5)	$(983)	$(414)
Adjustments required to reconcile net income to cash flows from operating activities:
Depreciation and amortization	196	134	613	600
Goodwill impairment	935	—	935	—
Provision for receivables	1	2	4	4
Deferred tax expense	(4)	(115)	(4)	(115)
Net loss on sales of businesses and assets	1	25	2	100
Stock-based compensation	6	(14)	24	19
Restructuring and asset impairment charges	28	(1)	73	159
Payments for restructurings	(9)	(6)	(46)	(19)
Contributions to defined benefit pension plans	(2)	(2)	(6)	(8)
Decrease (increase) in accounts receivable	113	208	(27)	239
Increase in other current and long-term assets	(20)	(13)	(90)	(86)
Increase (decrease) in accounts payable and accrued compensation	94	67	(60)	22
(Decrease) increase in other current and long-term liabilities	(46)	37	(210)	228
Net change in income tax assets and liabilities	(197)	172	(117)	(236)
Other operating, net	1	(1)	—	—

Net cash provided by operating activities	146	488	108	493

Cash Flows from Investing Activities:
Cost of additions to land, buildings and equipment	(63)	(35)	(149)	(158)
Cost of additions to internal use software	(8)	(7)	(39)	(27)
Proceeds from sale of businesses	—	—	(53)	939
Acquisitions, net of cash acquired	—	(2)	(1)	(197)
Proceeds from investments	11	—	11	—
Net proceeds (payments) on related party notes receivable	205	(13)	248	(37)
Other investing, net	—	2	(1)	2

Net cash provided by (used in) investing activities	145	(55)	16	522

Cash Flows from Financing Activities:
Net proceeds on debt	1,896	5	1,902	28
Net payments on debt	(14)	(6)	(32)	(293)
Net payments on related party notes payable	(1,106)	(107)	(1,132)	(91)
Net transfers to former parent	(804)	(348)	(588)	(672)
Excess tax benefits from stock-based compensation	—	3	—	6
Restricted cash - related party	(18)	—	(18)	—
Other financing	1	—	—	(1)

Net cash (used in) provided by financing activities	(45)	(453)	132	(1,023)

Effect of exchange rate changes on cash and cash equivalents	(4)	(3)	(6)	(11)

Increase (decrease) increase in cash and cash equivalents	242	(23)	250	(19)
Cash and cash equivalents at beginning of period	148	163	140	159

Cash and Cash Equivalents at End of Period	$390	$140	$390	$140

Non-GAAP Financial Measures

We have reported our financial results in accordance with U.S. generally accepted accounting principles (GAAP). In addition, we have discussed our financial results using the non-GAAP measures described below, consistent with Xerox’s historical presentation. We believe these non-GAAP measures allow investors to better understand the trends in our business and to better understand and compare our results. Accordingly, we believe it is necessary to adjust several reported amounts, determined in accordance with GAAP, to exclude the effects of certain items as well as their related tax effects. Management believes that these non-GAAP financial measures provide an additional means of analyzing the current periods’ results against the corresponding prior periods’ results. However, these non-GAAP financial measures should be viewed in addition to, and not as a substitute for, the Company’s reported results prepared in accordance with U.S. GAAP. Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable U.S. GAAP measures and should be read only in conjunction with our Consolidated Financial Statements prepared in accordance with U.S. GAAP. Our management regularly uses our supplemental non-GAAP financial measures internally to understand, manage and evaluate our business and make operating decisions. These non-GAAP measures are among the primary factors management uses in planning for and forecasting future periods. Compensation of our executives is based in part on the performance of our business based on these non-GAAP measures. Also, non-GAAP measures are footnoted, where applicable in each slide herein.

These Non-GAAP financial measures should be viewed in addition to, and not as a substitute for, the Company’s reported results prepared in accordance with GAAP. A reconciliation of the following Non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are set forth as part of the Appendix to this presentation.

In connection with the preparation of our financial statements for the fiscal year ended December 31, 2016, during the fourth quarter, we performed our annual goodwill impairment test. Following the completion of the impairment test, we determined that we will record a non-cash goodwill impairment charge of $935 million (approximately $828 million after-tax or ($4.08) per share) in our Commercial Sector reporting unit. Subsequent to the goodwill impairment charge, the Commercial Sector reporting unit’s goodwill balance is approximately $908 million. This non-cash charge is attributable primarily to weaker than expected Commercial Sector revenues and operating profits, including in the fourth quarter of 2016. We do not expect to make any current or future cash expenditures as a result of this impairment.

We are in discussions with the State of New York regarding the status and scope of the Health Enterprise platform project, which evolved to include options to not fully complete the project. Based on those discussions, we believe it is probable that we will not fully complete the implementation of the platform in New York. As a result of these developments, we will record a pre-tax charge of approximately $161 million (approximately $98 million after-tax or ($0.48) per share) in our fourth-quarter 2016 results reflecting estimated asset impairments, wind down costs and other impacts from this project. The charge includes approximately $115 million for the write-off of receivables and other related assets and non-cash impairment charges, with the remainder of the charge expected to be cash outflows in future quarters for wind down and related costs.

Late in the third quarter of 2015, we determined that we would not fully complete Health Enterprise Medicaid platform implementation projects in California and Montana and recorded a charge of $389 million. The charge included a $116 million reduction to revenues with the remaining $273 million recorded to cost of outsourcing.

As a result of the significant impact of the Goodwill Impairment, NY MMIS Charge and HE Charge on our reported revenues, costs and expenses as well as key metrics for the period, we discuss our 2016 and 2015 results using non-GAAP financial measures that exclude the impact of these items, as discussed below.

Adjusted Net Income (Loss), Adjusted Earnings per Share, and Adjusted Effective Tax Rate.

We make adjustments to Income (Loss) before Income Taxes for the following items, for the purpose of calculating Adjusted Net Income (Loss), Adjusted Earnings per Share, and Adjusted Effective Tax Rate.

In 2016, we adjusted Income (Loss) before Income Taxes for the Goodwill Impairment charge of $935 million recorded during the fourth quarter 2016.

Also in 2016, we adjusted Income (Loss) before Income Taxes for the New York Health Enterprise (NY MMIS) charge of $161 million recorded during the fourth quarter 2016. In 2015, we adjusted Income (Loss) before Income Taxes for the Health Enterprise (HE) charge of $389 million recorded during the third quarter 2015.

In addition to the items discussed above, for the quarter and full year ended December 31, 2016 and 2015 we Adjusted Net Income (Loss), Earnings per Share and Effective Tax Rate for the following items:

•	Amortization of intangible assets. The amortization of intangible assets is driven by acquisition activity, which can vary in size, nature and timing as compared to other companies within our industry and from period to period.

•	Restructuring and related costs. Restructuring and related costs include restructuring and asset impairment charges as well as costs associated with our Strategic Transformation program.

•	Separation costs. Separation costs are expenses incurred in connection with separation from Xerox Corporation into a separate, independent, publicly traded company. Separation costs primarily relate to third-party investment banking, accounting, legal, consulting and other similar types of services related to the separation transaction as well as costs associated with the operational separation of the two companies.

•	Other expenses, net, excluding third party interest expense. Other expenses, net includes losses (gains) on sales of businesses and assets, currency (gains) losses, net, litigation matters and all other expenses, net.

Adjusted Revenue, Costs and Expenses and Margin – Adjusted Operating Income. We make adjustments to Revenue, Costs and Expenses and Margin for the following items, for the purpose of calculating Adjusted Operating Income.

In 2016, we adjusted Income (Loss) before Income Taxes for the Goodwill Impairment charge of $935 million recorded during the fourth quarter 2016.

As a result of the nature and the significant impact of the NY MMIS and HE charges on our reported revenues, costs and expenses, as well as key metrics for the period, we discussed our 2016 and 2015 Adjusted Operating Income after excluding the impact of the NY MMIS and HE charges. In 2016, we Adjusted Operating Income by adjusting Income (Loss) before Income Taxes for the fourth quarter NY MMIS charge of $161 million, which included an $83 million reduction in revenues. In 2015, we Adjusted Operating Income by adjusting Income (Loss) before Income Taxes for the third quarter HE charge of $389 million, which included a $116 million reduction in revenues.

In addition to the items discussed above, for the three months and year ended December 31, 2016 and 2015 we Adjusted Operating Income for the following items:

•	As defined above in Adjusted Net Income (Loss), Adjusted Earnings per Share, and Adjusted Effective Tax Rate:

o Amortization of intangible assets.

o Restructuring and related costs.

o Separation costs.

•	We also adjust Operating Income for:

o Related Party Interest. Includes interest payments to former parent.

o Other expenses, net. Including third party interest, losses (gains) on sales of businesses and assets, currency (gains) losses, net, litigation matters and all other expenses, net.

Adjusted Revenues

As a result of the nature and the significant impact of the NY MMIS and HE charges on our reported revenues, we discussed our 2016 and 2015 revenues excluding the impact of the NY MMIS and HE charges. For the fourth quarter and full year 2016, we reduced revenues by $83 million for NY MMIS. For the third quarter and full year 2015, we reduced revenues by $116 million to reflect the reduction in HE revenues.

Adjusted EBITDA

We use Adjusted EBITDA to provide additional information that is useful to understand the financial covenants contained in the Company’s credit facility and indenture. We also use Adjusted EBITDA as an additional way of assessing certain aspects of our operations that, when viewed with the GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provide a more complete understanding of our core business. Adjusted EBITDA represents Income (loss) before Income Taxes adjusted for the following items:

•	As defined above in Adjusted Net Income (Loss), Adjusted Earnings per Share, and Adjusted Effective Tax Rate section or Adjusted Revenue, Costs and Expenses and Margin – Adjusted Operating Income section:

o The fourth quarter of 2016 Goodwill Impairment Charge and NY MMIS charge.

o The third quarter 2015 HE charge.

o Amortization of intangible assets.

o Restructuring and related costs.

o Separation costs.

o Related Party Interest. Includes interest payments to former parent.

o Other expenses, net. Including third party interest, losses (gains) on sales of businesses and assets, currency (gains) losses, net, litigation matters and all other expenses, net.

•	We also adjust EBITDA for:

o Depreciation

o NY MMIS depreciation

o HE amortization

Adjusted EBITDA is not intended to represent cash flows from operations, operating income (loss) or net income (loss) as defined by U.S. GAAP as indicators of operating performance and are not necessarily comparable to similarly-titled measures reported by other companies. Management cautions that amounts presented in accordance with Conduent’s definition Adjusted EBITDA may not be comparable to similar measures disclosed by other companies because not all companies calculate Adjusted EBITDA in the same manner.

Adjusted Other Segment Revenue and Profit

As a result of the nature and the significant impact of the NY MMIS and HE charges on our Other Segment Revenue and Profit, we discuss Other Segment Revenue and Profit excluding the impact of the NY MMIS and HE charges. In 2016, we adjusted Other Segment by adjusting for the fourth quarter NY MMIS charge of $161 million, which included an $83 million reduction in revenues. In 2015, we Adjusted Other Segment by adjusting for the third quarter HE charge of $389 million, which included a $116 million reduction in revenues.

Free Cash Flow

Free Cash Flow is defined as cash flows from operating activities as reported on the consolidated statement of cash flows, less cost of additions to land, buildings and equipment, cost of additions to internal use software and capital lease additions, plus proceed from sales of land, building and equipment. We use the non-GAAP measure of Free Cash Flow as a criterion of liquidity and performance-based components of employee compensation. We use Free Cash Flow as a measure of liquidity to determine amounts we can reinvest in our core businesses, such as amounts available to make acquisitions, invest in land, buildings and equipment and internal use software, make principal payments on debt, or amounts we can return to our stockholders through dividends and/or stock repurchases. In order to provide a meaningful basis for comparison, we are providing information with respect to our Free Cash Flow for the three months and year ended December 31, 2016, reconciled for each such period to cash flow provided by operating activities, which we believe to be the most directly comparable measure under GAAP.

Constant Currency

To better understand trends in our business, we believe that it is helpful to adjust revenue to exclude the impact of changes in the translation of foreign currencies into U.S. Dollars. We refer to this adjusted revenue as “constant currency.” Currency impact can be determined as the difference between actual growth rates and constant currency growth rates.

Net (Loss) Income and EPS Reconciliation

	Three Months Ended				Year Ended
	December 31, 2016		December 31, 2015		December 31, 2016		December 31, 2015
(in millions)	Net Income (Loss)	EPS	Net Income (Loss)	EPS	Net Income (Loss)	EPS	Net Income (Loss)	EPS
Reported (loss) income from continuing operations	$(951)	$(4.69)	$9	$0.04	$(983)	$(4.85)	$(336)	$(1.65)
Adjustments:
Goodwill impairment	935		—		935		—
NY MMIS charge	161		—		161		—
Amortization of intangible assets	80		63		280		250
Restructuring and related costs	44		(1)		101		159
HE charge	—		—		—		389
Separation costs	10		—		44		—
Other expenses, net excluding third party interest(1)	13		15		20		30
Income tax adjustments(2)	(231)		(28)		(335)		(318)

Adjusted	$61	$0.29	$58	$0.28	$223	$1.06	$174	$0.83

Weighted average shares for adjusted EPS(3)		211,247		211,247		210,774		210,774

(1)    Excludes third party interest expense of $11 million and $1 million for the three months ended December 31, 2016 and 2015, respectively and $14 million and $8 million for the year ended December 31, 2016 and 2015, respectively.

(2) Refer to Effective Tax Rate reconciliation
(3) Average shares for the calculations of adjusted EPS include 5.9 million of shares associated with our Series A convertible preferred stock. No dividends were declared or paid by Conduent in 2016.

Effective Tax Rate Reconciliation

	Three Months Ended			Three Months Ended
	December 31, 2016			December 31, 2015
(in millions)	Pre-Tax Income (Loss)	Income Tax (Expense) Benefit	Effective Tax Rate	Pre-Tax Income (Loss)	Income Tax (Expense) Benefit	Effective Tax Rate
Reported from continuing operations	$(1,141)	$(190)	16.7%	$8	$(1)	-12.5%
Non-GAAP adjustments(1)	1,243	231		77	28

Adjusted(2)	$102	$41	40.2%	$85	$27	31.8%

	Year Ended			Year Ended
	December 31, 2016			December 31, 2015
(in millions)	Pre-Tax Income (Loss)	Income Tax (Expense) Benefit	Effective Tax Rate	Pre-Tax Income (Loss)	Income Tax (Expense) Benefit	Effective Tax Rate
Reported from continuing operations	$(1,227)	$(244)	19.9%	$(574)	$(238)	41.5%
Non-GAAP adjustments(1)	1,541	335		828	318

Adjusted(2)	$314	$91	29.0%	$254	$80	31.5%

(1)	Refer to Net (Loss) Income reconciliation for details.
(2)	The tax impact of Adjusted Pre-tax income from continuing operations is calculated under the same accounting principles applied to the As Reported Pre-tax income under ASC 740, which employs an annual effective tax rate method to the results.

Operating Income / Margin Reconciliation

	Three Months Ended December 31, 2016			Three Months Ended December 31, 2015

(in millions)	Pre-Tax Profit (Loss)	Revenue	Margin	Pre-Tax Profit (Loss)	Revenue	Margin
Reported from continuing operations	$(1,141)	$1,514	-75.4%	$8	$1,730	0.5%
Adjustments:
Goodwill impairment	935			—
NY MMIS	161	83		—
Amortization of intangible assets	80			63
Restructuring and related costs	44			(1)
Separation costs	10			—
Related party interest	(4)			11
Other expenses, net(1)	24			16

Adjusted Operating Income/Margin	$109	$1,597	6.8%	$97	$1,730	5.6%

(1)	Includes third party interest expense of $11 million and $1 million for the three months ended December 31, 2016 and 2015, respectively.

	Year Ended December 31, 2016			Year Ended December 31, 2015

(in millions)	Pre-Tax Profit (Loss)	Revenue	Margin	Pre-Tax Profit (Loss)	Revenue	Margin
Reported from continuing operations	$(1,227)	$6,408	-19.1%	$(574)	$6,662	-8.6%
Adjustments:
Goodwill impairment	$935			$—
Amortization of intangible assets	280			250
NY MMIS	161	83		—
Restructuring and related costs	101			159
Separation costs	44			—
Related party interest	26			61
HE charge	—			389	116
Other expenses, net(1)	34			38

Adjusted Operating Income/Margin	$354	$6,491	5.5%	$323	$6,778	4.8%

(1)	Includes third party interest expense of $14 million and $8 million for the year ended December 31, 2016 and 2015, respectively.

Adjusted Revenue and EBITDA

	Q4	Q1	Q2	Q3	Q4	FY	FY
(in millions)	2015	2016	2016	2016	2016	2015	2016
Reconciliation to Adjusted Revenue
Total Revenue as reported	$1,730	$1,685	$1,613	$1,596	$1,514	$6,662	$6,408
NY MMIS charge	—	—	—	—	83	—	83
HE charge	—	—	—	—	—	116	—

Adjusted Revenue	$1,730	$1,685	$1,613	$1,596	$1,597	$6,778	$6,491

Reconciliation to Adjusted EBITDA
Pre-tax income (loss) as reported from continuing operations	$8	$(54)	$(34)	$2	$(1,141)	$(574)	$(1,227)
Depreciation	31	32	29	31	36	126	128
Amortization	103	118	104	104	159	474	485
Goodwill impairment	—	—	—	—	935	—	935
Restructuring and related costs	(1)	26	23	8	44	159	101
Separation costs	—	3	16	15	10	—	44
Related party interest expense	11	10	10	10	(4)	61	26
NY MMIS charge	—	—	—	—	161	—	161
NY MMIS depreciation	—	—	—	—	(52)	—	(52)
HE charge	—	—	—	—	—	389	—
HE depreciation	—	—	—	—	—	(34)	—
Other expenses, net(1)	16	11	—	(1)	24	38	34

Adjusted EBITDA	$168	$146	$148	$169	$172	$639	$635

Adjusted EBITDA Margin	9.7%	8.7%	9.2%	10.6%	10.8%	9.4%	9.8%

(1) Includes third party interest expense as follows:	$1	$1	$1	$1	$11	$8	$14

Other Segment Revenue and Profit Reconciliation

	Q4	Q1	Q2	Q3	Q4	FY	FY
(in millions)	2015	2016	2016	2016	2016	2015	2016
Reconciliation to Other Segment Adjusted Revenue
Other Segment revenue as reported	$94	$108	$97	$92	$4	$289	$301
NY MMIS charge	—	—	—	—	83	—	83
HE charge	—	—	—	—	—	116	—

Adjusted Other Segment Revenue	$94	$108	$97	$92	$87	$405	$384

Reconciliation to Other Segment Adjusted Profit
Segment profit as reported	$(20)	$(16)	$(37)	$(21)	$(171)	$(489)	$(245)
NY MMIS charge	—	—	—	—	161	—	161
HE charge	—	—	—	—	—	389	—

Adjusted Other Segment Profit	$(20)	$(16)	$(37)	$(21)	$(10)	$(100)	$(84)

Free Cash Flow Reconciliation

	Three Months Ended	Year Ended
	December 31, 2016	December 31, 2016
(in millions)
Cash flows from operations	$146	$108
Cost of addition to LB&E	(63)	(149)
Cost of addition to internal use software and other	(9)	(40)

Free Cash Flow	$74	$(81)